EXHIBIT 99.1

PREMIERWEST BANCORP DECLARES
 $0.06 PER SHARE QUARTERLY CASH DIVIDEND

MEDFORD, OR –December 17, 2007 – John Anhorn, Chief Executive Officer of PremierWest Bancorp (NASDAQ – PRWT) announced this morning that the Board of Directors has declared a $0.06 per share cash dividend. The dividend which will return approximately $1,000,000 to shareholders will be paid February 15, 2008 to PremierWest Bancorp shareholders of record January 17, 2008.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. PremierWest offers a full array of financial products and services through a network of full service banking offices serving a territory which currently includes high growth markets in Southern & Central Oregon and Northern California Additionally, PremierWest offers expanded banking related services through two subsidiaries, Premier Finance Company and PremierWest Investment Services, Inc.